ASSIGNMENT

        THIS ASSIGNMENT (the “Assignment”) is made this the 7th day of April, 2004, by and between Stroock & Stroock & Lavan, LLP(“Assignor”), as assignor, and Alliance Pharmaceutical Corp., a New York corporation (“Assignee”), as assignee, with reference to the following recitals:

RECITALS

        A.        In June of 2003, Assignor and Assignee entered that certain Participation Agreement (“Participation Agreement”) which, among other things, granted Assignor an ownership interest in the Oxygent Business (as defined in the Participation Agreement). .

        B.        Assignee has agreed to issue Assignor a warrant, in the form attached hereto as Exhibit A, to purchase 675,000 shares of Assignee’s common stock (the “Warrant”).

        C.        In exchange for the issuance of the Warrant, Assignor has agreed to assign all of its rights under the Participation Agreement to Assignee.

        NOW, THEREFORE, in consideration of the delivery by Assignee of the Warrant, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby sells, assigns, transfers and conveys to Alliance all of Assignee’s rights under the Participation Agreement.

        Assignee agrees to include the shares of common stock issuable upon exercise of the Warrant in a resale registration statement to be filed under the Securities Act of 1933, as amended, on or before August 31, 2004.

        This Assignment shall be governed by and construed in accordance with the laws of the State of New York applicable to an instrument of assignment delivered, and a contract to be performed wholly in such state, without regard to principles of conflicts of law that may provide for the application hereto of the laws of some other state.

        This Assignment constitutes the entire agreement between the parties regarding the subject matter set forth herein. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and may be signed and transmitted via facsimile with the same validity as if it were an ink-signed document. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Assignment.

        IN WITNESS WHEREOF, the undersigned have executed the Assignment as of the date first above written.

STROOCK & STROOCK & LAVAN, LLP
By:	/s/ Mel Epstein
Print Name: Mel Epstein
Title: Partner

ACCEPTED: ALLIANCE PHARMACEUTICAL CORP.
By:	/s/ Duane J. Roth
Print Name: Duane J. Roth
Title: Chairman and Chief Executive Officer

2

EXHIBIT A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON DECEMBER 31, 2006 (the “EXPIRATION DATE”).

No. PAR. — 1

ALLIANCE PHARMACEUTICAL CORP.

WARRANT TO PURCHASE 675,000 SHARES OF
COMMON STOCK, $.01 PAR VALUE PER SHARE

        For VALUE RECEIVED, Stroock & Stroock & Lavan, LLP. (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Alliance Pharmaceutical Corp., a New York corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date, at an exercise price per share equal to $0.35 (the exercise price in effect being herein called the “Warrant Price”), 675,000 shares (“Warrant Shares”) of the Company’s Common Stock, par value $.01 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

        Section 1.    Registration.    The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

        Section 2.    Transfers.    As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (“Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act of 1933, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

        Section 3.    Exercise of Warrant.    Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement or Net Issue Election Notice, as the case may be, shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

        Section 4.    Compliance with the Securities Act of 1933.    The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary or, with respect to any security issued or issuable upon exercise of this Warrant, such security is subject to an effective registration statement filed with the Securities and Exchange Commission (“SEC”).

        Section 5.    Payment of Taxes.    The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The holder shall be responsible for income and gift taxes due under federal, state or other law, if any such tax is due.

        Section 6.    Mutilated or Missing Warrants.    In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

        Section 7.    Reservation of Common Stock.    The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon the due exercise of this Warrant, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

        Section 8.    Adjustments.    Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) (i) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event with an inversely proportional adjustment in the Warrant Price. Such adjustments shall be made successively whenever any event listed above shall occur.

(ii) If the Company shall, at any time or from time to time while this Warrant is outstanding, issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, as a condition of such reclassification, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The provisions of this sub-paragraph (ii) shall similarly apply to successive reclassifications.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the NASDAQ Stock Market, Inc. National Market System (“Nasdaq”), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Price of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Price of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Market Price in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company. Such adjustment shall be made successively whenever such a payment date is fixed.

(d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

        Section 9.    Fractional Interest.    The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be delivered upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Fair Market Value of such fractional share of Common Stock on the date of exercise. As used in this Warrant, “Fair Market Value” of a share of Common Stock as of a Valuation Date shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on Nasdaq, the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company.

        Section 10.    No Ten Percent Holders.    In no event shall a Warrantholder of this Warrant be entitled to receive shares of Common Stock upon exercise of this Warrant to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by the Warrantholder and its affiliates (exclusive of shares of Common Stock issuable upon exercise of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the exercise of this Warrant, would result in beneficial ownership by the Warrantholder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (a) above. The Warrantholder may waive the limitations set forth in this Section 10 upon sixty-one (61) days’ written notice to the Company.

        Section 11.    Extension of Expiration Date; Registration Rights; Late Registration Penalties; Other Registration Issues.

(a) The Company shall use its best efforts to have a registration statement covering the Warrant Shares be declared effective as soon as practicable, but in any event on or before August 31, 2004 (the “Effective Date”). The Company acknowledges and agrees that the provisions set forth in Sections 3 and 4 of that certain Registration Rights Agreement, dated as of August 22, 2000 (the “Existing Registration Rights Agreement”), by and among the Company, the Warrantholder and the other parties thereto are hereby incorporated by reference herein, and the obligations of the Company set forth in Sections 3 and 4 of the Existing Registration Rights Agreement shall apply to the registration of the Warrant Shares by the Company and be binding upon the Company.

(b) If the Company fails to cause a registration statement covering the Warrant Shares to be declared effective on or before the Effective Date, then the Expiration Date of this Warrant shall be extended one (1) day for each day that elapses between the Effective Date and the date on which a Registration Statement covering the Warrant Shares is declared effective.

(c) The Company and, by accepting this Warrant, the Warrantholder hereby acknowledge and agree that the indemnification and contribution provisions set forth in Section 5 of the Existing Registration Rights Agreement are hereby incorporated by reference herein and shall apply to the registration of the Warrant Shares by the Company and the sale by the Warrantholder of the Warrant Shares pursuant to the registration statement.

        Section 12.    Benefits.    Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

        Section 13.    Notices to Warrantholder.    Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

        Section 14.    Identity of Transfer Agent.    The Transfer Agent for the Common Stock is American Stock Transfer and Trust Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

        Section 15.    Notices.    Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: (i) if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Alliance Pharmaceutical Corp. 6175 Lusk Boulevard San Diego, California 92121 Attention: President Fax:(858) 410-5306

With a copy to:

Foley & Larder LLP 402 W. Broadway, 23rd Floor San Diego, California 92101 Attention: Kenneth D. Polin Fax: (619) 234-3510

        Section 16.    Successors.    All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

        Section 17.    Governing Law.    This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.

        Section 18.    No Rights as Stockholder.    Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

        Section 19.    Amendment; Waiver.    This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to Assignments, dated as of the date hereof, among the Company and the original holders of Warrants, and initially covering an aggregate of 5,715,000 shares of Common Stock (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to outstanding Company Warrants (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the expiration date of this Warrant may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

        Section 20.    Section Headings.    The section heading in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 7th day of April, 2004.

ALLIANCE PHARMACEUTICAL CORP.
By:	/s/ Duane J. Roth
Duane J. Roth Chairman and Chief Executive Officer

APPENDIX A
ALLIANCE PHARMACEUTICAL CORP.
WARRANT EXERCISE FORM

To:   Alliance Pharmaceutical Corp.

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.
and delivered by	 certified mail to the above address, or  electronically (provide DWAC Instructions:_______________), or  other (specify: ______________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note: The signature must correspond with the name of the registered holder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.	Signature:

Name (please print)

Address

Federal Tax ID or Social Security No.
Assignee:

Appendix A - Page 1